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                                                                   EXHIBIT 10.36

                               SECOND AMENDMENT TO
                                CREDIT AGREEMENT
                                       AND
                               SECOND AMENDMENT TO
                          PLEDGE AND SECURITY AGREEMENT

         THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND SECOND AMENDMENT TO PLEDGE AND SECURITY AGREEMENT (the "Amendment") dated as of August 10, 2001 between CH Mortgage Company I, Ltd., a Texas limited partnership ("Company"), U.S. Bank National Association, as agent ("Agent") and Lenders referred to below ("Lenders").

         WITNESSETH THAT:

         WHEREAS, the Company, the Lenders and the Agent are parties to a Credit Agreement dated as of August 13, 1999, as amended by a First Amendment to Credit Agreement dated as of August 14, 2000 (as so amended, the "Credit Agreement"), pursuant to which the Lenders provide the Company with a revolving mortgage warehousing credit facility;

         WHEREAS, to secure the Obligations, the Company and the Agent entered into a Pledge and Security Agreement dated as of August 13, 1999, as amended by a First Amendment to Pledge and Security Agreement dated as of April 5, 2000 (as so amended, the "Pledge and Security Agreement"); and

         WHEREAS, the Company and the Lenders have agreed to amend the Credit Agreement and the Pledge and Security Agreement upon the terms and conditions herein set forth;

         NOW, THEREFORE, for value received, the receipt and sufficiency of which are hereby acknowledged, the Company and the Lenders agree as follows:

         1. Certain Defined Terms. Each capitalized term used herein without being defined herein that is defined in the Credit Agreement shall have the meaning given to it therein.

         2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

                  (a) Except as otherwise provided in this Amendment, all references in the Credit Agreement to "Borrower" shall mean and refer to "the Company." All references to "the Borrower" in the definitions of Commitment, Lenders, Loan Documents, Mortgage Collateral, Obligations, Security Agreement, Security Instrument, Swingline Commitment and Swingline Loan in Section 1.01 of the Credit Agreement, and in Sections 2.01(a), 2.08, 3.02(b), 4.03, 4.04, 4.05, 4.17, 5.03,
         5.04, 5.08, 5.11, 5.14, 6.06, 7.01(e), 9.01, 9.05. 9.10, 9.11, 10.09,
         10.10 and 10.18 of the Credit Agreement, shall mean and refer to "the Borrowers." All references to "the Borrower" in Sections 2.06, 4.18, 5.10, 7.01(a), 7.01(b), 7.01(c) and 7.01(d) of the Credit Agreement
         shall mean and refer to "the Company and the applicable Co-Borrower."

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                  (b)      All references in the Credit Agreement to "Reference
         Rate" shall mean and refer to "Prime Rate."

                  (c)      The following definitions are hereby added to Section
         1.01 in the appropriate alphabetical order:

                           "Borrowers" means the Company and the Co-Borrowers.

                           "Co-Borrower Sublimit" means $10,000,000.

                           "Co-Borrowers" means each Person who becomes a party
                  to this Agreement as a Co-Borrower pursuant to a Joinder Agreement and Section 3.03.

                           "Company" means CH Mortgage Company I, Ltd., a Texas
                  limited partnership.

                           "Joinder Agreement" means an agreement in the form
                  attached hereto as Exhibit E.

                  (d) The definitions of "Drawdown Termination Date," "Eurodollar Rate," "Jumbo Mortgage Loan" and "Risk Rating" in Section
         1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

                           "Drawdown Termination Date:" means the earlier of
                  August 13, 2002, or the day on which the Notes first become due and payable in full.

                           "Eurodollar Rate:" on any date of determination, the
                  average offered rate for deposits in United States dollars having a maturity of one month (rounded upward, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on such date of determination which appears on the Telerate Page 3750 or any successor thereto as of 11:00 a.m., London time (or such other time as of which such rate appears) on such date of determination, or the rate for such deposits determined by the Agent at such time based on such other published service of general application as shall be selected by the Agent for such purpose; provided, that in lieu of determining the rate in the foregoing manner, the Agent may determine the rate based on rates at which United States dollar deposits having a maturity of one month are offered to the Agent in the interbank Eurodollar market at such time for delivery in Immediately Available Funds on such date of determination in an amount equal to $1,000,000 (round upward, if necessary, to the nearest 1/16 of 1%).

                           "Jumbo Mortgage Loan" means a Mortgage Loan which
                  would in all respects be a Conforming Loan but for the fact that the original unpaid principal amount of the underlying Mortgage Note is greater than $240,000 (but does not exceed $750,000).

                           "Risk Rating" means the risk rating of a Mortgage
                  Loan determined by the underwriting guidelines of the Company or other applicable standards of an

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                  Investor to which such Mortgage Loan is to be sold by a
                  Borrower under a Take-Out Commitment, provided that such underwriting guidelines or other applicable standards comply with industry standards in the sole judgment of Agent.

                  (e) Section 2.01(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

                      (b) Discretionary Swingline Commitment. Upon the terms and subject to the conditions of this Agreement, until the Drawdown Termination Date, U.S. Bank, in its sole discretion, may lend to the Borrowers loans (each such loan, a "Swingline Loan") at such times and in such amounts as the Company shall request, up to an aggregate principal amount at any time outstanding equal to the amount by which U.S. Bank's Commitment Amount exceeds the principal amount outstanding under U.S. Bank's Note; provided, that U.S. Bank will not make a Swingline Loan if (i) after giving effect thereto, any of the limitations set forth in Section 2.01(a) would be exceeded or (ii) U.S. Bank has received written notice from the Company or any Lender that one or more of the conditions precedent set forth in Article III for the making of a Loan have not been satisfied.

                  (f) Section 2.03(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

                      (a) Notice and Manner of Obtaining Loans. The Company
                  shall give Agent telephonic notice of each request for Loans not later than 1:00 p.m. (Minneapolis, Minnesota time) on the requested Borrowing Date and of each request for Swingline Loans not later than 3:00 p.m. (Minneapolis, Minnesota time) on the requested Borrowing Date. Each request for Loans or Swingline Loans shall specify the aggregate amount of Loans or Swingline Loans requested, whether each such Loan or Swingline Loan is being made to permit a Co-Borrower to originate or acquire one or more Mortgage Loans (and, if so, specifying the Co-Borrower), and whether such Loans to be made by each Lender are to be funded as Reference Rate Advances, Eurodollar Rate Advances or Balance Funded Rate Advances; provided, that any portion of a Loan not so designated shall be funded as a Eurodollar Rate Advance. Agent shall notify each Lender via facsimile and telephone by not later than 2:00 P.M. (Minneapolis, Minnesota time) on the date it receives such request of each request for Loans received from the Company, of such Lenders's Percentage Share of the Loans requested and whether such Lender's Loans are to funded as Reference Rate Advances, Eurodollar Rate Advances or Balance Funded Rate Advances. The Company shall, not later than the following Business Day, confirm any such request by delivering to Agent a Confirmation. Each request for Loans shall be irrevocable and binding on the Company and any applicable Co-Borrower. If all conditions precedent to such Loan have been met, each Lender shall deposit into the Collateral Account in immediately available dollars by not later than 4:00 P.M. (Minneapolis, Minnesota time) on the Borrowing Date the amount of such Lender's Loan and upon receipt of such funds, Agent shall promptly make such funds available to the Company and any applicable Co-Borrower by depositing

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                  such funds in the Good Funds Wire Clearing Account or the
                  Operating Account, as requested by the Company. On the Borrowing Date of requested Swingline Loans, U.S. Bank may deposit into the Collateral Account in Immediately Available Funds by not later than 4:00 p.m. (Minneapolis, Minnesota time) on the requested Borrowing Date the amount of the requested Swingline Loans. Unless Agent shall have received notice from a Lender prior to 3:00 P.M. (Minneapolis, Minnesota time) on any Borrowing Date that such Lender will not make available to Agent such Lender's Loan, Agent may in its discretion assume that such Lender has made such Loan available to Agent in accordance with this section and Agent may if it chooses, in reliance upon such assumption make such Loan available to the Company and any applicable Co-Borrower. If and to the extent such Lender shall not so make its Loan available to Agent, such Lender shall, on demand, pay to Agent the amount of such Loan together with interest thereon, for each day from the date such amount is made available to the Company and any applicable Co-Borrower until the date such amount is paid or repaid to Agent at the Federal Funds Rate. If such Lender does not pay such amount promptly upon Agent's demand therefor, Agent shall notify the Company and the Company and each applicable Co-Borrower shall immediately repay such amount to Agent together with accrued interest thereon at the applicable rate or rates provided in Section
                  2.04. Agent shall use its best efforts to demand any such amount from both such Lender and the Company, provided, that any failure by Agent to make any such demand on both such Lender and the Company shall not in any manner affect such Lender's, the Company's or any applicable Co-Borrower's obligation to pay or repay such amount, with interest, as set forth herein. The failure of any Lender to make any Loan to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its Loan, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender. Each request for Loans or Swingline Loans shall be deemed to be a representation by the Company that (i) no Event of Default or Default has occurred or will exist upon the making of the requested Loans or Swingline Loans and (ii) the representations and warranties contained in Section 4 hereof and in Section 5 of the Security Agreement are true and correct with the same force and effect as if made on and as of the date of such request.

                  (g) Section 2.03(b)(iii) of the Credit Agreement is hereby amended in its entirety to read as follows:

                          (iii) Lenders' Obligation to Fund Refinancings of
                  Swingline Loans. Upon the giving of notice by U.S. Bank under
                  Section 2.03(b)(i) or 2.03(b)(ii), each Lender (including U.S.
                  Bank) shall make a Loan in an amount equal to its Percentage Share of the aggregate principal amount of Swingline Loans to be refinanced, and provide proceeds of such Loans, in immediately available funds, by not later than 3:00 P.M. (Minneapolis time) on the date such notice was received; provided, however, that a Lender shall not be obligated to make any such Loan unless (A) U.S. Bank believed in good faith that all conditions to making the subject Swingline Loan were satisfied at the time such Swingline Loan was made, or (B) if the conditions to such Swingline Loan were not

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                  satisfied, such Lender had actual knowledge, by receipt of the statements furnished to it pursuant to Section 4.01 or otherwise, that any such condition had not been satisfied and failed to notify U.S. Bank in a writing received by U.S. Bank prior to the time it made such Swingline Loan that U.S. Bank was not authorized to make a Swingline Loan until such condition had been satisfied, or U.S. Bank was obligated to give notice of the occurrence of an Event of Default or a Default to Lenders pursuant to Section 8.08 and failed to do so, or (C) any conditions to the making of such Swingline Loan that were not satisfied had been waived in writing by Majority Lenders prior to or at the time such Swingline Loan was made. The proceeds of Loans made pursuant to the preceding sentence shall be paid to U.S. Bank (and not to any Borrower) and applied to the payment of principal of the outstanding Swingline Loans, and the Company authorizes Agent to charge the Collateral Account or any other account (other than escrow or custodial accounts) maintained by the Company with Agent
                  (up to the amount available therein) in order to immediately pay U.S. Bank the principal amount of such Swingline Loans to the extent Loans made by the Lenders are not sufficient to repay in full the principal of the outstanding Swingline Loans requested or required to be refinanced. Upon the making of a Loan by a Lender pursuant to this Section 2.03(b)(iii), the amount so funded shall become due under such Lender's Note and the outstanding principal amount of the Swingline Loans shall be correspondingly reduced. If any portion of any Loan made by Lenders pursuant to this Section 2.03(b)(iii) should be recovered by or on behalf of any Borrower from U.S. Bank in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 9.11. Each Lender's obligation to make Loans referred to in this Section 2.03(b) shall, subject to the proviso to the first sentence of this Section
                  2.03(b)(iii), be absolute and unconditional and shall not be affected by any circumstance, including, without limitation,
                  (1) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against U.S. Bank, any Borrower or anyone else for any reason whatsoever; (2) the occurrence or continuance of a Default or an Event of Default;
                  (3) any adverse change in the condition (financial or otherwise) of the Company or any Co-Borrower; (4) any breach of this Agreement by any Borrower, the Agent or any Lender; or
                  (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, that in no event shall a Lender be obligated to make a Loan if, after giving effect thereto, the outstanding principal balance of such Lender's Note would exceed its Commitment Amount.

                  (h) Sections 2.04(a) and (b) of the Credit Agreement are hereby amended in their entirety to read as follows:

                          (a) Interest Rates; Balances Deficiency Fees. The
                  Borrowers will pay the Agent monthly in arrears, within two Business Days after the Company's receipt of Agent's statement therefor, interest on the unpaid principal balance of each Advance of each Lender from time to time outstanding as follows:

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                                 (i)   with respect to Balance Funded Rate
                           Advances, at the Balance Funded Rate; provided, that if for any Balance Calculation Period the Balance Funded Amount maintained by the Company with any Lender is less than an amount equal to the average daily aggregate unpaid principal balance of the Balance Funded Rate Advances owed to such Lender during such Balance Calculation Period (such deficiency being herein referred to as the "Balances Deficiency"), the Borrowers will pay such Lender a fee (the "Balances Deficiency Fee") for said Balance Calculation Period on the Balances Deficiency at a per annum rate equal to the average daily Eurodollar Rate plus Applicable Margin in effect during said Balance Calculation Period; and provided further, that if the Balance Funded Amount maintained by the Company with any Lender for any Balance Calculation Period exceeds the weighted average daily aggregate unpaid principal balance of the Balance Funded Rate Advances owed to such Lender during such Balance Calculation Period (such excess being defined herein as the "Balances Surplus"), then such Balances Surplus, or, if the Company and such Lender shall so agree, the charges reduction benefit for such Balances Surplus (as determined by such Lender), may be carried forward and applied to succeeding Balance Calculation Periods (but not to any Balance Calculation Period occurring in any subsequent calendar year);

                                 (ii) with respect to Reference Rate Advances, the Reference Rate plus the Applicable Margin, as adjusted automatically on and as of the effective date of any change in the Reference Rate;

                                 (iii) with respect to Eurodollar Rate Advance
                           the Adjusted Eurodollar Rate plus the Applicable Margin, as adjusted automatically on and as of the effective date of any change in the Adjusted Eurodollar Rate; and

                                 (iv) with respect to any Obligations not paid when due (A) consisting of Balance Funded Rate Advances, a rate per annum equal to the Balance Funded Rate plus 4.0% per annum,(B) consisting of Eurodollar Rate Advances, a rate per annum equal to the Adjusted Eurodollar Rate plus 4.0% per annum, (C) consisting of Reference Rate Advances, a rate per annum equal to the Reference Rate plus 4.0% per annum, and (D) consisting of other Obligations, a rate per annum equal to the Reference Rate plus the Applicable Margin plus 4.0% for the period from the date such Obligations were due until the same are paid.

                           (b) Payment of Interest and Fees. Agent shall use its best efforts to provide the Company with a statement for interest on the Notes, the facility fees with respect to the Commitments and the collateral handling fees with respect to Mortgage Loans pledged under the Pledge and Security Agreement, in each case accrued through the last day of each calendar month, on or before the third Business Day (and in any case, no later than the tenth Business Day), of the next

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                  succeeding calendar month, but shall have no liability to any
                  Borrower for its failure to do so. Interest on the Notes, facility fees and collateral handling fees accrued through the last day of each calendar month shall be due and payable on the second Business Day after the date the Company receives such statement from Agent; provided, that interest payable at the rates provided for in Section 2.04 (a)(iv) shall be payable on demand. Any Balances Deficiency Fee payable hereunder shall be due and payable quarterly after each Balance Calculation Period within two Business Days after receipt by the Company from any Lender of a statement therefor (a copy of which shall be provided to Agent) containing the calculations made to determine such Balances Deficiency Fee, which statement shall be conclusive absent manifest error unless approved by such Lender.

                  (i) Article III of the Credit Agreement is hereby amended to add the following after Section 3.02:

                           Section 3.03 New Co-Borrowers. The Company may, at
                  any time, add any Person from which the Company regularly purchases Mortgage Loans in the ordinary course of its business as a Co-Borrower hereunder with the prior written consent of the Majority Lenders by entering into a Joinder Agreement with the Agent and such Person; provided, that the effectiveness of any such Joinder Agreement, and of the addition of any such Person as a Co-Borrower hereunder, shall be subject to the following conditions precedent:

                                 (a)   The Agent shall have received the
                           following, all of which must be in form and content satisfactory to the Agent, in its sole discretion:

                                       (1) The Joinder Agreement.

                                       (2) Certified copies of the new
                                 Co-Borrower's articles of incorporation and bylaws or other organizational documents, and certificates of good standing dated no less recently than thirty (30) days prior to the date of the Joinder Agreement.

                                       (3) A copy of resolutions of the board of
                                 directors or other governing authority of the new Co-Borrower, certified as of the date of the Joinder Agreement by its corporate secretary (or the equivalent), authorizing the execution, delivery and performance of the Joinder Agreement (and thereby the assumption of the Obligations under the Loan Documents) and all other instruments or documents to be delivered by the new Co-Borrower pursuant to this Agreement and the Joinder Agreement.

                                       (4) A certificate of the corporate
                                 secretary (or the equivalent) of the new
                                 Co-Borrower, as to the incumbency and
                                 authenticity of the signatures of the officers of the new Co-

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                    Borrower executing the Joinder Agreement, and all other
                    instruments or documents to be delivered by such new Co-Borrower pursuant to the Joinder Agreement and this Agreement (the Agent being entitled to rely thereon until a new such certificate has been furnished to the Agent).

                         (5) A tax, lien and judgment search of the appropriate
                    public records for the new Co-Borrower in the States where its chief executive office is located, including a search of Uniform Commercial Code financing statements, which search shall not have disclosed the existence of any prior Lien on the Collateral other than in favor of the Agent, for the benefit of the Secured Parties, or as permitted hereunder.

                         (6) Executed financing statements in recordable form
                    naming the new Co-Borrower as debtor, covering the Collateral and ready for filing in all jurisdictions required by the Agent.

                         (7) Copies of the new Co-Borrower's errors and
                    omissions insurance policy or mortgage impairment insurance policy and blanket bond coverage policy, all in form and content satisfactory to the Agent, showing compliance of the new Co-Borrower as of the date of the Joinder Agreement with the related provisions of Section 5.06.

                    (b) The representations and warranties contained in Article 4 hereof applicable to the Co-Borrower shall be accurate and complete in all material respects as if made on and as of the date of, and after giving effect to, the Joinder Agreement.

                    (c) The Borrowers shall have performed all agreements to be performed by them hereunder, and after giving effect to the addition of the new Co-Borrower hereunder, there shall exist no Default or Event of Default hereunder.

          Each of the Co-Borrowers (including, without limitation, any Co-Borrower that becomes a party hereto pursuant to a Joinder Agreement) hereby authorizes the Company, on behalf of the Borrowers, to execute and deliver Joinder Agreements and Notes on behalf of all of the Borrowers.

          (j) Section 4.11 of the Credit Agreement is hereby amended in its entirety to read as follows:

               Section 4.11 Principal Office, etc. The principal office, chief executive office and principal place of business of the Company and each Restricted Subsidiary is at the address set forth in Section
          10.01. The principal office, chief executive office and principal place of business of each Co-Borrower is at the address set forth in the applicable Joinder Agreement.

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          (k)  Article IV of the Credit Agreement is hereby amended to add the following after Section 4.20:

               4.21 Co-Borrowers. Each Co-Borrower originates and sells to the Company Mortgage Loans. The Company will receive benefit from each Loan or Swingline Loan made hereunder to enable a Co-Borrower to originate a Mortgage Loan, whether or not such Mortgage Loan is thereafter sold to the Company, because of the continuing business relationship between the Company and such Co-Borrower.

          (l) Sections 5.05 and 5.06 of the Credit Agreement are hereby amended in their entirety to read as follows:

               Section 5.05 Reimbursement of Expenses. The Borrowers shall pay, subject to the limitation in Section 10.19 hereof (in the case of each Co-Borrower) (a) all reasonable legal fees (including, without limitation, allocated costs for in-house legal service) incurred by Agent in connection with the preparation, negotiation or execution of this Agreement, the Notes and the other Loan Documents and any amendments, consents or waivers executed in connection therewith, (b) all fees, charges or taxes for the recording or filing of the Security Instruments, (c) all out-of-pocket expenses of Agent in connection with the legal administration of this Agreement, the Notes and the other Loan Documents, including courier expenses incurred in connection with the Mortgage Collateral, and (d) all amounts expended, advanced or incurred by Agent to satisfy any obligation of any Borrower under this Agreement or any of the other Loan Documents or to collect the Notes, or to enforce the rights of Agent or any Lender under this Agreement or any of the other Loan Documents or to collect the Note, or to enforce the rights of Agent or any Lender under this Agreement or any of the other Loan Documents, which amounts shall include all underwriting expenses, collateral liquidation costs, court costs, attorneys' fees (including, without limitation, for trial, appeal or other proceedings), fees of auditors and accountants, and investigation expenses reasonably incurred by Agent or any Lender in connection with any such matters, together with interest at the post-maturity rate specified in the Note on each item specified in clause (a) through (d) from thirty (30) days after the date of written demand or request for reimbursement until the date of reimbursement.

               Section 5.06 Insurance. Each Borrower shall maintain with financially sound and reputable insurers, insurance with respect to its properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated, including, without limitation, a fidelity bond or bonds with financially sound and reputable insurers with such coverage and in such amounts as is customary in the case of Persons engaged in the same or similar business and similarly situated. The improvements on the land covered by each Mortgage shall be kept continuously insured at all times by responsible insurance companies against fire and extended coverage hazard under policies,

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          binders, letters, or certificates of insurance, with a standard mortgagee clause in favor of the applicable Borrower and its assigns. Each such policy must be in an amount equal to the lesser of the maximum insurable value of the improvements or the original principal amount of the Mortgage Note, without reduction by reason of any co-insurance, reduced rate contribution, or similar clause of the policies or binders. Upon request of Agent, each Borrower shall furnish or cause to be furnished to Agent from time to time a summary of the insurance coverage of such Borrower in form and satisfactory to Agent and if requested shall furnish Agent copies of the applicable policies.

          (m) Section 6.13 is hereby amended in its entirety to read as follows:

               Section 6.13 Tangible Net Worth. As of the end of each calendar month, Borrower's Consolidated Tangible Net Worth shall not be less than $25,000,000.

          (n) Section 7.02 of the Credit Agreement is hereby amended in its entirety to read as follows:

               Section 7.02 Default Remedies. Except as provided in the following sentence, upon the occurrence of an Event of Default, Agent may (and upon written instructions from Majority Lenders, Agent shall) declare the Commitments to be terminated and/or declare the entire principal and all interest accrued on the Notes to be, and the Notes, together with all Obligations, shall thereupon become, forthwith due and payable, without any presentment, demand, protest, notice of protest and nonpayment, notice of acceleration or of intent to accelerate or other notice of any kind, all of which hereby are expressly waived. Notwithstanding the foregoing, (a) if an Event of Default specified in Subsections 7.01(e)(i), (ii) or (iii) above occurs with respect to the Company, the Commitments shall automatically and immediately terminate and the Notes and all other Obligations shall become automatically and immediately due and payable, both as to principal and interest, without any action by Agent or any Lender and without presentment, demand, protest, notice of protest and nonpayment, notice of acceleration or of intent to accelerate, or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any Notes to the contrary notwithstanding, and (b) if an Event of Default specified in Sections 7.01(b), (c), (d), (e), (f) or (g) occurs with respect to a Co-Borrower, the Agent and the Lenders shall not have the right to declare the Commitments to be terminated, declare the entire principal and all interest accrued on the Notes to be forthwith due and payable, or exercise any of their other rights hereunder or under the Loan Documents (except that the Lenders shall have no further obligation to make Loans to enable such Co-Borrower to originate Mortgage Loans, and the Agent and the Lenders may exercise their remedies with respect to the Mortgage Loans pledged by such Co-Borrower to the Agent pursuant to the Pledge and Security Agreement) for 10 Business Days after the occurrence of such Event of Default, or thereafter if all Loans made to enable such Co-Borrower to originate or acquire Mortgage Loans hereunder have been repaid in full.

          (o) Sections 10.01 and 10.02 of the Credit Agreement are hereby amended in their entirety to read as follows:

               Section 10.01 Notices. Any notice or request required or permitted to be given under or in connection with this Agreement, the Notes or the other Loan Documents (except as may otherwise be expressly required therein) shall be in writing and shall be mailed by first class or express mail, postage prepaid, or sent by telex, telegram, telecopy or other similar form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent or delivered to the parties hereto at their respective addresses as follows:

               Any Borrower:       CH Mortgage Company I, Ltd.
                                   12554 Riata Vista Circle
                                   Austin, Texas 78757
                                   Attn: Randall C. Present
                                   FAX: (512) 345-7348
                                   TEL: (512) 345-4663

               With copies to:     Sam Fuller
                                   Ted I. Harbour
                                   1901 Ascension Blvd., Suite 100
                                   Arlington, Texas 76006
                                   FAX: (817) 856-8249
                                   TEL: (817) 856-8200

               Agent:              U.S. Bank National Association
                                   U.S. Bank Place - MPFP0508
                                   601 Second Avenue South
                                   Minneapolis, Minnesota 55402
                                   Attn: Kathleen M. Connor
                                   FAX: (612) 973-0826
                                   TEL: (612) 973- 0306

          or at such other addresses or to such individual's or department's attention as the Company or the Agent may have furnished the other party in writing. Any communication so addressed and mailed shall be deemed to be given when so mailed, except that requests for loans, Confirmations and other communications related thereto shall not be effective until actually received by Agent or the Company, as the case may be; and any notice so sent by rapid transmission shall be deemed to be given when receipt of such transmission is acknowledged, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, an authorized officer of the Company or

          Agent, as the case may be. Each Co-Borrower hereby authorizes the Agent and the Lenders to send all notices under this Agreement and the Loan Documents to the Company, on behalf of such Co-Borrower, and the Company undertakes to provide such notices to the applicable Co-Borrower(s).

               Section 10.02 Amendments, etc. No amendment or waiver of any provision of this Agreement, the Security Instruments, the Notes, or any other Loan Document, nor consent to any departure by any Borrower or any Restricted Subsidiary from the terms thereof, shall in any event be effective unless (a) the same shall be in writing and signed by (i) if such party is a Borrower, by the Company, (ii) if such party is Agent, by Agent and (iii) if such party is a Lender, by such Lender or by Agent on behalf of Lenders with the written consent of Majority Lenders (or without further consent than that already provided herein in the circumstances provided in Section 10.16) and (b) in the case of an amendment other than the first and second amendment and other than annual renewals or temporary extensions related to annual renewals, the Agent, on behalf of each Lender executing such amendment, shall have received an amendment fee from the Company in the amount of one thousand five hundred dollars ($1,500) for each Lender executing such amendment. Notwithstanding the foregoing or anything to the contrary herein, Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (i) waive any of the conditions specified in
          Article III (provided that Agent may in its discretions withdraw any request it has made under Section 3.02(g)), (ii) increase the Percentage Share of the Commitment of such Lender or subject such Lender to any additional obligations, (iii) reduce any fees hereunder, or the principal of, or interest on, such Lender's Note, (iv) amend the definition herein of "Majority Lenders" or otherwise change the aggregate amount of Percentage Shares which is required for Agent, Lenders or any of them to take any particular action under the Loan Documents, (v) release any Borrower from its obligation to pay such Lender's Note, (vi) amend the definitions of "Collateral Value," "Drawdown Termination Date," and "Mortgage Collateral," (vii) release any Collateral except in accordance with and pursuant to the Loan Documents, or (viii) change the date on which any payments of principal, interest or fees are due hereunder.

          (p) Article X of the Credit Agreement is hereby amended to add the following after Section 10.18:

               Section 10.19 Relationship Among Borrowers.

                    (a) JOINT AND SEVERAL LIABILITY. THE COMPANY AGREES THAT IT
               IS LIABLE FOR THE PAYMENT OF ALL OBLIGATIONS OF THE BORROWERS UNDER THIS AGREEMENT, AND THAT THE LENDERS AND THE AGENT CAN ENFORCE SUCH OBLIGATIONS AGAINST THE COMPANY, IN THE LENDERS' OR THE AGENT'S SOLE AND UNLIMITED DISCRETION. EACH CO-BORROWER AGREES THAT IT IS

               LIABLE ONLY FOR THE PAYMENT OF LOANS AND SWINGLINE LOANS MADE TO ENABLE IT TO ORIGINATE OR ACQUIRE MORTGAGE LOANS, INTEREST ON SUCH LOANS AND SWINGLINE LOANS, AND FEES, COSTS AND EXPENSES RELATED TO SUCH LOANS AND SWINGLINE LOANS AND SUCH CO-BORROWER'S PERFORMANCE OR NON-PERFORMANCE OF ITS OBLIGATIONS HEREUNDER. THE COMPANY AGREES THAT IT IS JOINTLY AND SEVERALLY LIABLE WITH EACH CO-BORROWER FOR SUCH CO-BORROWER'S OBLIGATIONS, AS DESCRIBED IN THE PRECEDING SENTENCE.

                    (b) Waivers of Defenses. The obligations of the Borrowers hereunder shall not be released, in whole or in part, by any action or thing which might, but for this provision of this Agreement, be deemed a legal or equitable discharge of a surety or guarantor, other than irrevocable payment and performance in full of the Obligations (except for contingent indemnity and other contingent Obligations not yet due and payable) at a time after any obligation of the Lenders hereunder to make Loans shall have expired or been terminated. The purpose and intent of this Agreement is that the Obligations constitute the direct and primary obligations of the Company and, to the extent provided in
               Section 10.19(a), each Co-Borrower, and that the covenants, agreements and all obligations of each Borrower hereunder be absolute, unconditional and irrevocable. Each Borrower shall be and remain liable for any deficiency remaining after foreclosure of any mortgage, deed of trust or security agreement securing all or any part of the Obligations for which it is liable, whether or not the liability of any other Person for such deficiency is discharged pursuant to statute, judicial decision or otherwise.

                    (c) Other Transactions. The Lenders and the Agent are expressly authorized to exchange, surrender or release with or without consideration any or all collateral and security which may at any time be placed with it by any Borrower or by any other Person on behalf of the Borrowers, or to forward or deliver any or all such collateral and security directly to the Company or the applicable Co-Borrower for collection and remittance or for credit. No invalidity, irregularity or unenforceability of any security for the Obligations or other recourse with respect thereto shall affect, impair or be a defense to the Borrowers' obligations under this Agreement. The liabilities of each Borrower hereunder shall not be affected or impaired by any failure, delay, neglect or omission on the part of any Lender or the Agent to realize upon any of the Obligations of any other Borrower to the Lenders or the Agent, or upon any collateral or security for any or all of the Obligations, nor by the taking by any Lender or the Agent of (or the failure to take) any guaranty or guaranties to secure the Obligations, nor by the taking by any Lender or the Agent of (or the failure to take or the failure to perfect its security interest in or other lien on) collateral or security of any kind. No act or omission of any Lender or the Agent, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of a Borrower, shall affect or impair the obligations of the Borrowers hereunder.

                    (d) Actions Not Required. Each Borrower, to the extent
               permitted by applicable law, hereby waives any and all right to cause a marshaling of the assets of any other Borrower or any other action by any court or other governmental body with respect thereto or to cause any Lender or the Agent to proceed against any security for the Obligations or any other recourse which any Lender or the Agent may have with respect thereto and further waives any and all requirements that any Lender or the Agent institute any action or proceeding at law or in equity, or obtain any judgment, against any other Borrower or any other Person, or with respect to any collateral security for the Obligations, as a condition precedent to making demand on or bringing an action or obtaining and/or enforcing a judgment against, such Borrower under this Agreement.

                    (e) Subrogation. Notwithstanding any payment or payments
               made by any Borrower hereunder or any setoff or application of funds of any Borrower by any Lender or the Agent, such Borrower shall not be entitled to be subrogated to any of the rights of any Lender or the Agent against any other Borrower or any other guarantor or any collateral security or guaranty or right of offset held by any Lender or the Agent for the payment of the Obligations, nor shall such Borrower seek or be entitled to seek any contribution or reimbursement from any other Borrower or any other guarantor in respect of payments made by such Borrower hereunder, until all amounts owing to the Lenders and the Agent by the Borrowers on account of the Obligations are irrevocably paid in full; provided, however, that the Company may seek reimbursement from a Borrower for payments made by the Company on behalf of such Borrower if (i) all Obligations owing to the Lenders and the Agent by that Borrower are irrevocably paid in full and (ii) the Lenders have no further obligation to make Loans to enable such Borrower to originate Mortgage Loans. If any amount shall be paid to a Borrower on account of such subrogation rights at any time when all of the Obligations shall not have been irrevocably paid in full, such amount shall be held by that Borrower in trust for the Lenders and the Agent, segregated from other funds of that Borrower, and shall, forthwith upon receipt by the Borrower, be turned over to the Agent in the exact form received by the Borrower (duly indorsed by the Borrower to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Agent may determine. From and after the irrevocable payment in full of all amounts owing to the Lenders and the Agent by the Borrowers on account of the Obligations, each Co-Borrower shall be liable to the Company for any amount paid by the Company to the Agent or the Lenders (and not previously paid to the Company by such Co-Borrower) as principal of and interest on the Loans and Swingline Loans made to enable such Co

                     Borrowers to originate or acquire Mortgage Loans, fees, costs and expenses relating to such Loans and Swingline Loans, and such Co-Borrower's performance or non-performance of its Obligations hereunder.

                            (f) Application of Payments. Any and all payments
                     upon the Obligations made by any Borrower, and/or the proceeds of any or all collateral or security for any of the Obligations provided by any Borrower, may be applied by the Lenders on such items of the Obligations for which such Borrower is liable as the Lenders may elect.

                            (g) Recovery of Payment. If any payment received by
                     the Lenders or the Agent and applied to the Obligations is subsequently set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of a Borrower or any other obligor), the Obligations to which such payment was applied shall, to the extent permitted by applicable law, be deemed to have continued in existence, notwithstanding such application, and each Borrower liable on such Obligations shall be jointly and severally liable for such Obligations as fully as if such application had never been made. References in this Agreement to amounts "irrevocably paid" or to "irrevocable payment" refer to payments that cannot be set aside, recovered, rescinded or required to be returned for any reason.

                            (h) Borrowers' Financial Condition. The Company is
                     familiar with the financial condition of each Co-Borrower, each Co-Borrower is familiar with the financial condition of the Company and each Borrower has executed and delivered this Agreement based on that Borrower's own judgment and not in reliance upon any statement or representation of the Agent or any Lender. The Lenders and the Agent shall have no obligation to provide any Borrower with any advice whatsoever or to inform any Borrower at any time of the Lenders' actions, evaluations or conclusions on the financial condition or any other matter concerning the Borrowers.

                            (i) Bankruptcy of the Borrowers. Each Borrower
                     expressly agrees that, to the extent permitted by applicable law, the liabilities and obligations of that Borrower under this Agreement shall not in any way be impaired or otherwise affected by the institution by or against any other Borrower or any other Person of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other similar proceedings for relief under any bankruptcy law or similar law for the relief of debtors and that any discharge of any of the Obligations pursuant to any such bankruptcy or similar law or other law shall not diminish, discharge or otherwise affect in any way the obligations of that Borrower under this Agreement, and that upon the institution of any of the above actions, such obligations shall be enforceable against that Borrower.

                          (j) Limitation; Insolvency Laws. As used in this
                     Section 10.17(j): (a) the term "Applicable Insolvency Laws" means the laws of the United States of America or of any State, province, nation or other governmental unit relating to bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U. S. C. 547, 548, 550 and other "avoidance" provisions of Title 11 of the United Stated Code) as applicable in any proceeding in which the validity and/or enforceability of this Agreement against any Borrower, or any Specified Lien is in issue; and (b) "Specified Lien" means any security interest, mortgage, lien or encumbrance granted by any Borrower securing the Obligations, in whole or in part. Notwithstanding any other provision of this Agreement, if, in any proceeding, a court of competent jurisdiction determines that with respect to any Borrower, this Agreement or any Specified Lien would, but for the operation of this Section, be subject to avoidance and/or recovery or be unenforceable by reason of Applicable Insolvency Laws, this Agreement and each such Specified Lien shall be valid and enforceable against such Borrower, only to the maximum extent that would not cause this Agreement or such Specified Lien to be subject to avoidance, recovery or unenforceability. To the extent that any payment to, or realization by, the Lenders or the Agent on the Obligations exceeds the limitations of this Section and is otherwise subject to avoidance and recovery in any such proceeding, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment or realization exceeds such limitation, and this Agreement as limited shall in all events remain in full force and effect and be fully enforceable against such Borrower. This Section is intended solely to reserve the rights of the Lenders and the Agent hereunder against each Borrower, in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither the Borrowers, any guarantor of the Obligations nor any other Person shall have any right, claim or defense under this Section that would not otherwise be available under Applicable Insolvency Laws in such proceeding.

              (q) Schedule 1 to the Credit Agreement is hereby amended in its entirety to read as set forth on Schedule 1 hereto.

              (r) Exhibits A, B and D to the Credit Agreement are hereby amended in their entirety to read as set forth on Exhibits A, B and D hereto.

              (s) A new Exhibit E, in the form set forth on Exhibit E hereto, is added to the Credit Agreement.

       3. Amendments to Pledge and Security Agreement. The Pledge and Security Agreement is hereby amended as follows:

              (a) Except as otherwise provided in this Amendment, all references in the Pledge and Security Agreement to "the Borrower" shall mean and refer to "the Borrowers," "each Borrower," or "the applicable Borrower," as the context may require. All references in Sections 5(n) and 10.04(a) of the Pledge and Security Agreement to "the Borrower" shall mean and refer to "the Company."

              (b) Section 3 of the Pledge and Security Agreement is hereby amended in its entirety to read as follows:

                  Section 3. REPORTS CONCERNING EXISTING COLLATERAL AND
              HEREAFTER ACQUIRED COLLATERAL. From time to time hereafter as reasonably requested by the Agent, the Company will promptly give a written report to the Agent describing and listing each document, instrument or other paper which evidences, secures, guarantees, insures or pertains to any item of the Collateral whether now or hereafter owned, acquired or held by the Borrowers. Such written report shall contain sufficient information to enable the Agent to identify each such document, instrument or other paper. The Company (a) upon the request of the Agent, shall promptly provide additional information concerning, or a more complete description of, each such document, instrument or other paper and (b) at the request of the Agent, shall promptly deliver the same to the Agent. The Co-Borrowers shall, at the request of the Company, cooperate with the Company in complying with the requirements of this Section 3.

              (c) Section 16 of the Pledge and Security Agreement is hereby amended in its entirety to read as follows:

                  Section 16. NOTICES. Reasonable notification of the time and place of any public sale of any Collateral, or reasonable notification of the time after which any private sale or other intended disposition of any of the Collateral is to be made shall be sent to the Company (with a copy to any applicable Co-Borrower) and to any other person entitled under the Code to notice; provided, that if any of the Collateral threatens to decline speedily in value, or is of a type customarily sold on a recognized market, the Agent may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind. The Borrowers acknowledge and agree that Mortgage Loans are property of a type subject to widely distributed standard price quotations and Mortgage-backed Securities are property of a type ordinarily sold on a recognized market, and agrees that the Agent may purchase Mortgage Loans and Mortgage-backed Securities at a private sale thereof and may sell Mortgage-backed Securities without providing prior notice thereof to the Borrower. It is agreed that notice sent or given not less than ten (10) calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice of the purposes of this
              Section 16. All notices and other communications provided for in this Agreement shall be given to the parties at their respective addresses set forth in the Credit Agreement or, as to each such party, at such other address as shall be designated by such party in a written notice to the other parties in accordance with the Credit Agreement. All such notices and other communications shall be given by one or more of the means specified in Section 10.01 of the Credit Agreement and, upon being so given, shall be deemed to have been given as of the earliest time specified in said Section 10.01 for the means so used. Each Co-Borrower hereby authorizes the Agent to send all notices of sale of any Collateral to the Company, on behalf of such Co-Borrower, and the Company undertakes to provide such notices to the applicable Co-Borrower(s).

            (d) Clause FIFTH of Section 17 of the Pledge and Security Agreement is hereby amended in its entirety to read as follows:

                  Fifth: the balance (if any) of such proceeds shall be paid to the Borrowers, their successors or assigns, or as a court of competent jurisdiction may direct, provided, that if such proceeds are not sufficient to satisfy the Obligations in full, the Company and, to the extent provided in Section 10.19 of the Credit Agreement, each Co-Borrower, shall remain liable to the Agent and the Lenders for any deficiency.

            (e) Attachments 1, 2, 3, 5 and 6 to the Pledge and Security Agreement are hereby amended in their entirety to read as set forth on Attachments 1, 2, 3, 5 and 6 hereto.

       4. Exiting Lender. Effective as of December 12, 2001 (the "Exit Payoff Date"), the Commitment Amount of First Union National Bank ("First Union") shall terminate. If the outstanding principal balance of all Loans on the Exit Payoff Date exceeds the sum of the Commitment Amounts, after giving effect to such termination, the Company shall repay the Loans in the amount of such excess, together with all interest, fees and other amounts payable to First Union, if any, under the Credit Agreement as of the Exit Date. Provided there is no Default or Event of Default or any other failure to satisfy the conditions pursuant to Loans under the Credit Agreement on the Exit Date, the Agent shall request that each of the Lenders (other than First Union) make Loans on the Exit Date in the amount, if any, required to increase its outstanding Loans to its Percentage Share of all outstanding Loans, and shall deliver the proceeds of such Loans to the Agent; provided, however, that should any Lender fail to make such Loans on the Exit Date, the Company shall repay the Loans in the amount that such Lender failed to deliver to the Agent. The aggregate unpaid principal amount of the Loans made by First Union under the Credit Agreement, together with all interest, fees and other amounts, if any, payable to First Union under the Credit Agreement as of the Exit Date (the "Payoff Amount"), shall be repaid in full from the funds provided by the Company and the proceeds of Loans made by the other Lenders. The Agent shall distribute to First Union by not later than 3:00 P.M. (Minneapolis time) on the Exit Date out of the proceeds of the funds provided by the Company and the Loans made by the other Lenders for such purpose, the amount required to pay First Union's Payoff Amount in full, whereupon: (a) First Union shall no longer be a party to the Credit Agreement; and (b) First Union shall not be deemed to be a "Lender" for any purpose under the Credit Agreement.

       5. Conditions to Effectiveness of this Amendment. This Amendment shall become effective on August 14, 2001 (the "Effective Date"), provided the Agent shall have received at least eight (8) counterparts of this Amendment, duly executed by the Company and all of the Lenders, and the following conditions are satisfied:

              (a) Before and after giving effect to this Amendment, the representations and warranties of the Company in Article IV of the Credit Agreement and Section 5 of the Pledge and Security Agreement shall be true and correct as though made on the date hereof, except for changes that are permitted by the terms of the Credit Agreement.

              (b) Before and after giving effect to this Amendment, no Event of Default and no Default shall have occurred and be continuing.

              (c) No material adverse change in the business, assets, financial condition or prospects of the Company shall have occurred since May 31, 2000.

              (d) The Agent shall have received the following, each duly executed or certified, as the case may be, and dated as of the date of delivery thereof:

                  (i) a new Note payable to each Lender, substantially in the form of Exhibit A hereto, in the amount of such Lender's respective Commitment Amount (each, a "New Note"), duly executed by the Company;

                  (ii) copy of resolutions of the Board of Directors of the Company, certified by its respective Secretary or Assistant Secretary, authorizing or ratifying the execution, delivery and performance of this Amendment;

                  (iii) a certified copy of any amendment or restatement of
              the Articles of Incorporation or the By-laws of the Company made or entered following the date of the most recent certified copies thereof furnished to the Lenders;

                  (iv) certified copies of all documents evidencing any necessary corporate action, consent or governmental or regulatory approval (if any) with respect to this Amendment;

                  (v) a certificate of good standing for the Company in the jurisdiction of its incorporation, certified by the appropriate governmental official as of a date not more than 10 days prior to the Effective Date; and

                  (vi) such other documents, instruments, opinions and approvals as the Agent may reasonably request.

              (e) Each of the Lenders shall have received an upfront fee in the amount set forth on Schedule 6 to this Amendment.

              (f) The Agent shall have received the amendment fee required by
       Section 10.02 of the Credit Agreement.

       6. Acknowledgments. The Company and each Lender acknowledge that, as amended hereby, the Credit Agreement and the Pledge and Security Agreement remain in full force and effect with respect to the Company and the Lenders, and that each reference to the Credit Agreement or the Pledge and Security Agreement in the Loan Documents shall refer to the Credit Agreement or the Pledge and Security Agreement as applicable, amended hereby. The Company confirms and acknowledges that it will continue to comply with the covenants set out in the Credit Agreement and the other Loan Documents, as amended hereby, and that its representations and warranties set out in the Credit Agreement and the other Loan Documents, as amended hereby, are true and correct as of the date of this Amendment. The Company represents and warrants that (i) the execution, delivery and performance of this Amendment is within its corporate powers and has been duly authorized by all necessary corporate action; (ii) this Amendment has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to limitations as to enforceability which might result from bankruptcy, insolvency, or other similar laws affecting creditors' rights generally and general principles of equity) and (iii) no Events of Default or Unmatured Events of Default exist.

       7. General.

            (a) The Company agrees to reimburse the Agent upon demand for all reasonable expenses (including reasonable attorneys fees and legal expenses) incurred by the Agent in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and to pay and save the Lenders harmless from all liability for any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment, which obligations of the Company shall survive any termination of the Credit Agreement.

            (b) This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

            (c) Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

            (d) This Amendment shall be governed by, and construed in accordance with, the internal law, and not the law of conflicts, of the State of Minnesota, but giving effect to federal laws applicable to national banks.

            (e) This Amendment shall be binding upon the Company, the Lenders, the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders, the Agent and the successors and assigns of the Lenders and the Agent.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

                                              CH MORTGAGE COMPANY I, LTD.

                                              By: CH Mortgage Company GP, Inc.,
                                                  its General Partner



                                              By: /s/ Randall C. Present
                                                  ------------------------------
                                                    Randall C. Present
                                                    President



                                              U.S. BANK NATIONAL ASSOCIATION,
                                              as Agent and Lender



                                              By: /s/ Kathleen M. Connor
                                                  ------------------------------
                                                    Kathleen M. Connor
                                                    Vice President



                                              RESIDENTIAL FUNDING CORPORATION



                                              By: /s/ Brian Hilberth
                                                  ------------------------------
                                                    Brian Hilberth
                                                    Director



                                              FIRST UNION NATIONAL BANK



                                              By: /s/ Anthony Alfieri
                                                  ------------------------------
                                                    Anthony Alfieri
                                                    Senior Credit Officer



            [Signature Pages to Second Amendment to Credit Agreement
             and Second Amendment to Pledge and Security Agreement]

                                              NATIONAL CITY BANK OF KENTUCKY



                                              By:_______________________________
                                                      Gary W. Sieveking
                                                      Vice President

            [Signature Pages to Second Amendment to Credit Agreement
             and Second Amendment to Pledge and Security Agreement]

                                       S-2